SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

                        Date of Report: November 13, 2006

                         Commission file number 33-44158


                      Capital Preferred Yield Fund-IV, L.P.
                      -------------------------------------
             (Exact name of registrant as specified in its charter)


        Delaware                                        84-1331690
        --------                                        ----------
(State of organization)                 (I.R.S. Employer Identification Number)


     7901 Southpark Plaza, Ste. 107, Littleton, CO                  80120
     ---------------------------------------------                  -----
           (Address of principal executive offices)               (Zip Code)


       Registrant's telephone number, including area code: (303) 268-6550


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

     [] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 2.01

On September 6, 2006, Capital Preferred Yield Fund, L.P. (the Partnership) completed the liquidation of the Partnership in accordance with the terms of the Partnership agreement. The Partnership is including the audited financial statements of the Partnership as of September 6,2006 in this Form 8-K. The form of the information included in this Form 8-K is in accordance with rules and regulations for annual reporting on Form 10-K.

Item 1. Business

Capital Preferred Yield Fund-IV, L.P., a Delaware limited partnership (the "Partnership"), was organized on December 18, 1995 and was engaged in the business of owning and leasing equipment. CAI Equipment Leasing V Corp. ("CAIEL-V"), a Colorado corporation, is the general partner of the Partnership. CAIEL-V was a wholly owned subsidiary of Capital Associates, Inc. ("CAI") until September 12, 2000, the date it was purchased in its entirety by Mishawaka Leasing Company, Inc. ("MLC"). CAI discontinued its operations on December 15, 2000 and filed Chapter 11 Bankruptcy on October 15, 2001. On September 6, 2006 the Partnership liquidated all of its net assets existing on that date and distributed the related proceeds to the partners per the formal plan of liquidation. The Partnership ceased operations on September 6, 2006.

Capital Associates International, Inc. ("CAII"), a wholly owned subsidiary of CAI, was the Class B limited partner of the Partnership prior to September 12, 2000. In exchange for its Class B limited partner interest, CAII contributed $500,000 (i.e., $10,000 for each $1,000,000 contribution to the Partnership made by the Class A limited partners) to the Partnership making it the largest single investor in the Partnership. The contributions of CAII were made simultaneously with the purchase of equipment by the Partnership. MLC became the Class B limited partner as of September 12, 2000.

The Partnership's overall investment objectives are to (i) raise the maximum allowable capital from investors for investment in accordance with the Partnership's investment objectives described in the Prospectus; (ii) invest such capital and related indebtedness in a diversified portfolio of equipment subject to leases to creditworthy businesses with terms ranging from two to seven years; (iii) if funds are available for distribution, make monthly cash distributions to the Class A and Class B limited partners during the reinvestment period (a period that ended approximately June 30, 2002); (iv) re-invest all available undistributed cash from operations and cash from sales in additional equipment during the reinvestment period to increase the Partnership's portfolio of revenue-generating equipment, provided that suitable equipment can be identified and acquired; and (v) sell or otherwise dispose of the Partnership's equipment and other assets in an orderly manner during the liquidation period (which began in 2002) and promptly distribute cash from sales thereof to the partners.

Since its formation, the Partnership acquired equipment of various types under lease to third parties on short-term leases (generally five years or less). All of the equipment was either (i) arranged by MLC to be acquired by the Partnership from third parties, or (ii) purchased by CAII directly from manufacturers or from other independent third parties and sold to the Partnership. The equipment is generally comprised of transportation and industrial equipment, office furniture and equipment, and computer and peripheral equipment, among others. The Partnership entered its liquidation period, as defined in the Partnership Agreement, in July 2002. During the liquidation period, purchases of equipment ceased (other than for prior commitments or for equipment upgrades). The Partnership was required to dissolve and distribute all of its assets no later than December 31, 2007. As of September 6, 2006, the Partnership was dissolved and all net assets have been distributed.

The Partnership could assign the rentals from leases to financial institutions, or acquire leases subject to such assignments, at fixed interest rates on a non-recourse basis. The proceeds of this non-recourse debt financing were utilized to finance the purchase of equipment under lease or to invest in additional equipment under lease. In the event of default by a lessee, the financial institution had a first lien on the underlying leased equipment with no further recourse against the Partnership. Cash proceeds from such financings, or financings assumed in the acquisition of leases, were recorded on the balance sheet as discounted lease rentals. As lessees made payments to financial institutions, leasing revenue and interest expense were recorded.

The Partnership leased equipment to investment grade lessees in diverse industries including the material handling, telecommunications and manufacturing industries. The majority of the Partnership's total equipment under lease was leased to investment grade lessees. Pursuant to the Partnership Agreement, an investment grade lessee is a company (i) with a net worth in excess of $100,000,000 (and no debt issues that are rated); or (ii) with a credit rating of not less than Baa as determined by Moody's Investor Services, Inc. or comparable credit rating, as determined by another recognized credit rating service; or (iii) a lessee, all of whose lease payments have been unconditionally guaranteed or supported by a letter of credit issued by a company meeting one of the above requirements. The Partnership limited its credit risk through selective use of nonrecourse debt financing of future lease rentals, as described above.

The Partnership only acquired equipment that was on lease at the time of acquisition. After the initial term of its lease, each item of equipment was expected to provide additional investment income from its re-lease or sale. Upon expiration of the initial lease, the Partnership attempted to re-lease or sell the equipment to the existing lessee. If a re-lease or sale to the lessee could not be negotiated, the Partnership attempted to lease or sell the equipment to a third party.

The Partnership's business was not subject to seasonal variations.

The ultimate rate of return on leases depends, in part, on the general level of interest rates at the time the leases are originated as well as future equipment values and on-going lessee creditworthiness. Because leasing is an alternative to financing equipment purchases with debt, lease rates tend to rise and fall with interest rates (although lease rate movements generally lag interest rate changes in the capital markets). The amount of distributions to the partners depended, in part, on the movement of interest rates.

The Partnership has no employees. Prior to September 12, 2000, the general partner relied upon the services of CAII for origination of leases, administrative and accounting services, and remarketing of leases and equipment, among other services related to the Partnership's assets. From September 12, 2000 on, the general partner has contracted with MLC to provide the above services. Many of the management and administrative personnel of MLC formerly worked for CAII and serviced the Partnership's leases. The general partner is entitled to receive certain fees and expense reimbursements in connection with the performance of these services and is responsible for paying MLC. See Item 10 of this Report, "Directors and Executive Officers of the Partnership" and Item 13 of this Report, "Certain Relationships and Related Transactions".

On August 17, 2006, the general partner approved a formal plan of liquidation. On September 6, 2006, the Partnership liquidated its remaining net assets and distributed the related proceeds to the Class A limited partners in accordance with the formal plan of liquidation and ceased operation.

All the remaining liabilities of the Partnership at the time of liquidation, including all related exit activities, were assumed by the general partner and totaled $1,632,694. The Partnership advanced an equivalent amount of funds to the general partner to fund these obligations. The liabilities assumed by the general partner included various general and administrative expenses, future insurance costs and audit and tax fees. Any excess or deficiency in cash to settle these assumed liabilities will stay with the general partner or will be the responsibility of the general partner, respectively.

As the liquidation commenced and ended in September 2006, a statement of net assets in liquidation and the related statement of changes in net assets in liquidation have not been presented. In July 2006, the Partnership sold approximately 86% of its lease portfolio, including the assumption of related discounted lease rentals, to a third party. The proceeds received on this sale were approximately $3,223,000 and resulted in a gain of approximately $870,400.

In August 2006, the Partnership sold the remaining 14% of its lease portfolio, including the assumption of related discounted lease rentals, to the general partner. The proceeds received on this sale were approximately $702,000 and resulted in a gain of approximately $212,000. The combined proceeds from these two sales were in excess of offers received from other third parties.

The Partnership competed in the leasing marketplace as a lessor with a significant number of other companies, including equipment manufacturers, leasing companies and financial institutions. The Partnership competed mainly on the basis of the expertise of its general partner in remarketing equipment, terms offered in its transactions, pricing and service. Although the Partnership did not account for a significant percentage of the leasing market, the general partner believes that the Partnership's marketing strategies and financing capabilities and remarketing expertise enabled it to compete effectively in the equipment leasing and remarketing markets.


Item 1A. Risk Factors
         ------------

Due to the Partnership's cessation of business on September 6, 2006, there are no continuing risk factors to the Partnership.

Item 1B. Unresolved Staff Comments
         -------------------------

We do not currently have any unresolved written comments from the Staff of the SEC regarding our periodic or current reports under the Securities Exchange Act of 1934.

Item 2. Properties
        ----------

Per the Partnership Agreement, the Partnership does not own or lease any physical properties other than the equipment discussed in Item 1 of this Report, "Business," of this Report, which is incorporated herein by reference.

Item 3. Legal Proceedings
        -----------------

Neither the Partnership nor any of the Partnership's equipment is the subject of any material pending legal proceedings.

Item 4. Submission of Matters to a Vote of Security Holders
        ---------------------------------------------------

No matters were submitted to a vote of the limited partners of the Partnership, through the solicitation of proxies or otherwise, during the period from January 1, 2006 to September 6, 2006.

Item 5. Market for the Partnership's Common Equity and Related Stockholder
        ------------------------------------------------------------------
        Matters
        -------

(a) The Partnership's Class A limited partner units, Class B limited partner interest and general partner interest are not publicly traded. There is no established public trading market for such units and interests and none is expected to develop.

(b) At September 6, 2006, the date the Partnership ceased operations, there were 2,258 Class A limited partners. The partner units are considered outstanding until the partnership files a certificate of cancellation with the Secretary of State of the State of Delaware. The certificate of cancellation was not filed as of September 6, 2006 and therefore, the partner units are considered outstanding as of September 6, 2006.

(c)  Distributions
     -------------

     During 2006, the Partnership made nine (9) distributions (a portion of which constituted a return of capital) to Class A limited partners as follows:
                                               Distributions Per
                                                $100 Investment
           For the               Payment         (computed on          Total
        Period Ended           Made During     weighted average)   Distributions
     -------------------     ---------------   -----------------   -------------

     December 31, 2005       January 2006       $  0.554            $   266,683
     January 31, 2006        February 2006         1.126                542,385
     February 28, 2006       March 2006            0.106                 50,994
     March 31, 2006          April 2006            0.967                465,921
     April 30, 2006          May 2006              0.924                445,034
     May 31, 2006            June 2006             0.154                 74,172
     June 30, 2006           July 2006             0.279                134,194
     July 31, 2006           August 2006           0.193                 92,946
     August 31, 2006         September 2006        6.453              3,107,733
                                                --------            -----------

                                                $  10.76            $ 5,180,062
                                                ========            ===========


     Distributions may be characterized for tax, accounting and economic purposes as a return of capital, a return on capital or a portion of both. The portion of each cash distribution by a partnership which exceeds its net income for the fiscal period may be deemed a return of capital for accounting purposes. However, the total percentage of a leasing partnership's return on capital over its life can only be determined after all residual cash flows (which include proceeds from the re-leasing and sale of equipment) have been realized at the termination of the Partnership.

     Distributions to the general partner and Class B limited partner during 2006 are discussed in Item 13 of this Report, "Certain Relationships and Related Transactions."

Item 5.   Market for the Partnership's Common Equity and Related Stockholder
          ------------------------------------------------------------------
          Matters, continued
          ------------------

          The Partnership declared and paid a final distribution in September 2006. In calculating the amount of such distribution, the general partner considered the current as well as estimated exit liabilities incidental to the liquidation of the Partnership.

          During 2005, the Partnership made twelve (12) distributions (a portion of which constituted a return of capital) to Class A limited partners as follows:

(c)       Distributions, continued
          ------------------------
                                               Distributions Per
                                               $100 Investment
          For the               Payment         (computed on          Total
       Period Ended           Made During      weighted average)   Distributions
     -------------------     ---------------    -----------------  -------------

     December 31, 2004         January 2005          $  0.987      $    475,524
     January 31, 2005          February 2005            1.676           807,185
     February 28, 2005         March 2005               0.434           209,265
     March 31, 2005            April 2005               0.671           323,298
     April 30, 2005            May 2005                 1.516           730,229
     May 31, 2005              June 2005                0.838           403,851
     June 30, 2005             July 2005                0.593           285,443
     July 31, 2005             August 2005              0.577           278,146
     August 31, 2005           September 2005           0.537           258,676
     September 30, 2005        October 2005             0.544           262,108
     October 31, 2005          November 2005            0.397           191,457
     November 30, 2005         December 2005            0.402           193,775
                                                    ---------      ------------
                                                    $    9.17      $  4,418,957
                                                    ==========     ============


The following represents annual and cumulative distributions per Class A limited partner unit, as described in note 1 to Notes to Financial Statements.

Item 5.   Market for the Partnership's Common Equity and Related Stockholder
          ------------------------------------------------------------------
          Matters, continued
          ------------------

                        Distribution Amount                  Distribution %
                           per $100 Class A                per $100 Class A
                       Limited Partner Unit            Limited Partner Unit
            Payment            (computed on                    (computed on
         Made During       weighted average)               weighted average) (1)
         -----------       -----------------               ---------------------
            1996                  $    7.72                           11.0%
            1997                      10.50                           10.5%
            1998                      10.50                           10.5%
            1999                      10.50                           10.5%
            2000                      10.50                           10.5%
            2001                      10.50                           10.5%
            2002                      12.29                           12.3%
            2003                      14.33                           14.3%
            2004                      11.09                           11.1%
            2005                       9.17                            9.2%
            2006                      10.76                           10.8%
                                  ---------
                                  $  117.86
                                  =========

     (1) Cumulative distributions, as described in note 1 to Notes to Consolidated Financial Statements, began May 1996.

Item 6. Selected Financial Data
        -----------------------

The following selected financial data relates to the period from January 1, 2006 to September 6, 2006 and the years ended December 31, 2005 through 2002. The data should be read in conjunction with Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto appearing with Item 8 herein.


                                                     2006          2005          2004          2003          2002
                                                     ----          ----          ----          ----          ----
Total revenue                                 $ 4,660,346   $ 8,430,336   $12,153,605   $15,236,917   $18,312,824
Net income                                        526,830     1,335,471     1,521,275       789,369       124,816
Net income per weighted average Class A
  limited partner unit outstanding                   0.98          2.66          3.00          1.49          0.11
Total assets                                           --     9,882,543    17,938,287    30,409,653    48,015,520
Discounted lease rentals                               --     4,472,322     9,545,679    17,582,086    28,582,334
Distributions declared to partners              4,967,071     4,265,900     5,623,600     5,889,529     7,056,442
Distributions declared per weighted average
  Class A limited partner unit outstanding          10.20          8.74         11.53         11.96         14.27

Item 7. Management's Discussion and Analysis of Financial Condition and
        ---------------------------------------------------------------
        Results of Operations
        ---------------------

I.   Results of Operations
     ---------------------

     Critical Accounting Policies
     ----------------------------

     The Partnership's accounting for leases falls under guidelines that have been substantially unchanged since the inception of the partnership. For operating leases, revenue is recorded on a straight-line basis over the lease term, and depreciation is recorded on a straight-line basis over the lease term to an amount equal to the estimated residual value at the lease termination date. For direct finance leases, revenue and amortization to the estimated residual value at the lease termination date are recorded using the interest method (i.e. similar to amortization of a home mortgage).

     For both types of leases, two critical assumptions include the probability of future contractual rent collections and an estimate of future residual value. The general partner must make judgments when evaluating both of these assumptions before entering into a lease.

     Additionally, the general partner performs quarterly assessments of the carrying value of its assets, including future contractual rent collections and an estimate of future residual value. Recovery of an asset is measured by a comparison of the carrying amount of the asset to future net cash flows expected to be generated by the asset. When estimating future contractual rent collections, the general partner considers the then current credit quality of the lessee. When estimating future residuals, the general partner considers all relevant facts regarding the equipment and the lessee, including, for example, the likelihood that the lessee will re-lease or purchase the equipment. If an impairment loss is indicated, the loss recognized in the quarter is measured by the amount the carrying value of an asset exceeds its estimated future net discounted cash flows.

     On a per lease basis, future reported results could differ considerably from expected results as conditions arise that significantly affect these two critical assumptions. However, the general partner believes that on a portfolio basis, the likelihood of materially different reported results is minimized (but not removed entirely) because in the normal course of business the Partnership a) assigns certain future rents on a nonrecourse basis to financial institutions for an up-front cash payment and b) attempts to keep the Partnership's portfolio diversified as to lessee and equipment type concentrations. Should the contractual rents not be collected or estimated future residual values not be realized, operating results would be directly impacted.


     Operating Results
     -----------------

     Presented below are schedules (prepared solely to facilitate the discussion of results of operations that follows) showing condensed categories and analyses of changes in those condensed categories derived from the Statements of Operations:

Item 7. Management's Discussion and Analysis of Financial Condition and
        ---------------------------------------------------------------
        Results of Operations, continued
        --------------------------------

I.   Results of Operations, continued
     ----------------------

                                        Period from
                                      January 1, 2006  Year Ended                       Years Ended December 31,
                                      to September 6,  December 31,                    ---------------------------
                                            2006          2005          Change          2005             2004          Change
                                       ------------    ------------   -----------    -----------    ------------    -----------
     Leasing margin                     $ 1,083,649    $ 1,746,393    $  (662,744)   $ 1,746,393    $ 2,326,846    $  (580,453)
     Equipment sales margin                 320,617        561,582       (240,965)       561,582        586,719        (25,137)
     Interest income                         29,441         11,446         17,995         11,446          6,833          4,613
     Gain on liquidation of remaining
         Assets                           1,082,360             --      1,082,360             --             --             --
     Management fees to
         general partner                    (76,538)      (179,974)       103,436       (179,974)      (266,858)        86,884
     Direct services from
         general partner                    (85,068)      (142,490)        57,422       (142,490)      (327,146)       184,656
     General and administrative            (338,932)      (469,211)       130,279       (469,211)      (456,658)       (12,553)
     Exit Expense                        (1,180,429)            --     (1,180,429)            --             --             --
     Provision for losses                  (308,270)      (192,275)      (115,995)      (192,275)      (348,461)       156,186
                                        -----------    -----------    -----------    -----------    -----------    -----------
       Net income (loss)                $   526,830    $ 1,335,471    $  (808,641)   $ 1,335,471    $ 1,521,275    $  (185,804)
                                        ===========    ===========    ===========    ===========    ===========    ===========


     The Partnership has liquidated as defined in the Partnership Agreement. As a result, both the size of the Partnership's leasing portfolio and the amount of total revenue declined.

Leasing Margin
--------------

Leasing margin consists of the following:

                                   Period from                 Years Ended December 31,
                                 January 1, 2006 to     ------------------------------------
                                  September 6, 2006            2005                 2004
                                  -----------------     --------------       ---------------
Operating lease rentals             $  3,197,053        $    7,741,018       $    11,311,474
Direct finance lease income               30,875               116,290               248,579
Depreciation                          (1,930,816)           (5,155,423)           (8,264,058)
Remarketing sharing expenses             (63,553)             (465,447)                   --
Interest expense on discounted
  lease rentals                         (149,910)             (490,045)             (969,149)
                                    ------------        --------------       ---------------
  Leasing margin                    $  1,083,649        $    1,746,393       $     2,326,846
                                    ============        ==============       ===============

Leasing margin ratio                        34 %                   22%                   20%
                                           =====                 =====                 =====

Operating lease rentals and depreciation decreased for the period from January 1, 2006 to September 6, 2006 compared to the year ended December 31, 2005 primarily due to a decrease in the average net book value of the operating lease portfolio and the shorter time period involved. Operating lease rentals and depreciation decreased for the year ended December 31, 2005 compared to the year ended December 31, 2004 primarily due to a decrease in the average net book value of the operating lease portfolio.

Direct finance lease income decreased for the period from January 1, 2006 to September 6, 2006 and the years ended December 31, 2005 and 2004 primarily due to portfolio runoff.

Item 7. Management's Discussion and Analysis of Financial Condition and
        ---------------------------------------------------------------
        Results of Operations, continued
        --------------------------------

I. Results of Operations, continued
   --------------------------------

Interest expense on discounted lease rentals decreased for the period from January 1, 2006 to September 6, 2006 and the years ended December 31, 2005 and 2004 due to a decrease in the average balance of discounted lease rentals outstanding.

The Partnership has entered into remarketing agreements with an unaffiliated third party, whereby that party provides remarketing services to the Partnership in exchange for profit sharing once the Partnership has reached certain thresholds, usually relating to rents or revenues received on re-marketed or sold equipment after the expiration of the initial lease term. During the year ended December 31, 2005, the Partnership reached its first threshold and was required to begin paying profit sharing proceeds on the remarketing agreements. The profit sharing proceeds incurred during the period from January 1, 2006 to September 6, 2006 and the year ended December 31, 2005 were $63,553 and $465,447, respectively, and are recorded in the accompanying statements of income as remarketing sharing.

Leasing margin and leasing margin ratio vary due to changes in the portfolio including, among other things, the mix of operating leases versus direct finance leases, the average maturity of operating leases in the portfolio, the percentage of leases in the portfolio that have entered their remarketing stage and/or gone on month-to-month rental terms, and the amount of discounted lease rentals financing the portfolio. The leasing margin decreased from 2005 to 2006 primarily due to the shorter time period involved and an increase in the number of terminating leases, offset by the continued aging of the leasing portfolio. The leasing margin ratio increased in 2006 over 2005, and 2005 over 2004 primarily due to the continued aging of the leasing portfolio.

The ultimate profitability of the Partnership's leasing transactions was dependent in part on interest rates at the time the leases are originated, future equipment values, and on-going lessee creditworthiness. Because leasing is an alternative to financing equipment purchases with debt, lease rates tend to rise and fall with interest rates.

As previously stated, the Partnership has liquidated as defined in the Partnership Agreement. A significant number of initial leases have expired and all remaining equipment under lease has been sold. As a result, both the size of the Partnership's leasing portfolio and the amount of total revenue declined.

Equipment Sales Margin
----------------------

Equipment sales margin from remarketing consists of the following:

                                     Period from
                                   January 1, 2006          Years Ended
                                   to September 6,          December 31,
                                        2006            2005           2004
                                     -----------    -----------    -----------

 Equipment sales revenue             $ 1,098,359    $ 2,057,340    $ 2,536,973
 Net book value of equipment sales      (777,742)    (1,495,758)    (1,950,254)
                                     -----------    -----------    -----------
 Equipment sales margin              $   320,617    $   561,582    $   586,719
                                     ===========    ===========    ===========

Item 7. Management's Discussion and Analysis of Financial Condition and
        ---------------------------------------------------------------
        Results of Operations, continued
        --------------------------------

I. Results of Operations, continued
   --------------------------------

Equipment sales margin fluctuates based upon the composition of equipment available for sale. Equipment sales margin varies with the number and dollar amount of equipment leases that mature in a particular period and the current market value for specific equipment and residual value estimates.

Liquidation

On August 17, 2006, the general partner approved a formal plan of liquidation. On September 6, 2006, the Partnership liquidated its remaining net assets and distributed the related proceeds to the Class A limited partners in accordance with the formal plan of liquidation and ceased operation.

All the remaining liabilities of the Partnership at the time of liquidation, including all related exit activities, were assumed by the general partnership and totaled $1,632,694. The Partnership advanced an equivalent amount of funds to the general partnership to fund these obligations. The liabilities assumed by the general partner included various general and administrative expenses, future insurance costs and audit fees. Any excess or deficiency in cash to settle these assumed liabilities will stay with the general partner or will be the responsibility of the general partner, respectively.

In July 2006, the Partnership sold approximately 86% of its lease portfolio, including the assumption of related discounted lease rentals, to a third party. The proceeds received on this sale were approximately $3,223,000 and resulted in a gain of approximately $870,400.

In August 2006, the Partnership sold the remaining 14% of its lease portfolio, including the assumption of related discounted lease rentals, to the general partner. The proceeds received on this sale were approximately $702,000 and resulted in a gain of approximately $212,000.

The combined proceeds from these two sales were in excess of offers received from other third parties.

The gain on the sale of the lease portfolio for the period from January 1, 2006 to September 6, 2006 consisted of the following:

     Cash received on sale of lease portfolio                   $   3,925,488
     Net book value of assets sold, including
       assumption of discounted lease rentals                      (2,843,128)
                                                                -------------
     Gain on sale of lease portfolio                            $   1,082,360
                                                                =============

Item 7. Management's Discussion and Analysis of Financial Condition and
        ---------------------------------------------------------------
        Results of Operations, continued
        --------------------------------


I. Results of Operations, continued
   --------------------------------

Interest Income
---------------

Interest income varies due to (1) the amount of cash available for investment (pending distribution or equipment purchases) and (2) the interest rate on such invested cash.

Expenses
--------

Management fees paid to the general partner are earned on gross rents received and will fluctuate due to variances in cash flow and the size of the Partnership's portfolio. Management fees paid to the general partner decreased from 2006 to 2005 and from 2005 to 2004 due to portfolio run-off.

Direct services from the general partner decreased in 2006 compared to 2005 primarily due to portfolio runoff. There were fewer leases which, therefore, required less time for asset management services. Direct services from the general partner decreased in 2005 compared to 2004 due to Management's efforts in 2004 to prepare to implement Section 404 of the Sarbanes-Oxley Act of 2002.

General and administrative expenses decreased in 2006 compared to 2005 primarily due to portfolio runoff and a shorter reporting period. General and administrative expenses were higher in 2005 compared to 2004 primarily due to an increase in audit fees and an increase in state business taxes paid in 2005.

Provision for losses
--------------------

The realization of greater than the carrying value of equipment (which occurs when the equipment is remarketed subsequent to initial lease termination) is reported as equipment sales margin (if the equipment is sold) or leasing margin (if the equipment is re-leased). The realization of less than the carrying value of equipment is recorded as provision for losses.

Residual values are established equal to the estimated value to be received from the equipment following termination of the lease. In estimating such values, the Partnership considers all relevant facts regarding the equipment and the lessee, including, for example, the likelihood that the lessee will re-lease or purchase the equipment. The nature of the Partnership's leasing activities is such that it has credit exposure and residual value exposure and will incur losses from those exposures in the ordinary course of business. The Partnership performs quarterly assessments of the estimated residual value of its assets to identify any other-than-temporary losses in value that, if any, are also recorded as provision for losses.

The provision for losses recorded during 2006 related to the following:
     o $320,507 related to the future residual value of equipment returned to the Partnership
     o    ($12,237) to reduce the reserve for uncollectible accounts

The provision for losses recorded during 2005 related to the following:
     o $55,275 related to the future residual value of equipment returned to the Partnership
     o $137,000 related to decreases in the estimated future residual values of on-lease equipment.

Item 7. Management's Discussion and Analysis of Financial Condition and
        ---------------------------------------------------------------
        Results of Operations, continued
        --------------------------------

I.   Results of Operations, continued
     --------------------------------

The provision for losses recorded during 2004 related to the following:
     o $302,500 related to decreases in the estimated future residual values of on-lease equipment
     o $179,050 related to the future residual value of equipment returned to the Partnership
     o ($133,089) received as bankruptcy settlement for previously written off residual values

II.  Liquidity and Capital Resources
     -------------------------------

During July 2002, the Partnership entered its liquidation period, as defined in the Partnership Agreement. Consequently, material purchases of equipment subject to leases (except for prior commitments or equipment upgrades) have ceased. As a result both the size of the Partnership's leasing portfolio and the amount of leasing revenue declined.

The Partnership funded its operating activities principally with cash from rents, discounted lease rentals (nonrecourse debt), interest income, and sales of off-lease equipment. Available cash and cash reserves of the Partnership were invested in short-term government securities pending the acquisition of equipment or distribution to the partners.

During 2006, 2005 and 2004, the Partnership declared distributions to the Class A limited partners of $4,913,379, $4,210,116 and $5,567,364 respectively. A substantial portion of such distributions constitute a return of capital. Distributions may be characterized for tax, accounting and economic purposes as a return of capital, a return on capital or a portion of both. The portion of each cash distribution by a partnership that exceeds its net income for the fiscal period may be deemed a return of capital for accounting purposes. However, the total percentage of a partnership's return on capital over its life can only be determined after all residual cash flows (which include proceeds from the re-leasing and sale of equipment) have been realized at the termination of the Partnership.

As noted above, the Partnership liquidated (as defined in the Partnership Agreement) and a final distribution was issued in September 2006. The Partnership ceased operations on September 6, 2006.

The Partnership recorded charges for exit activities related to the cessation of the Partnership. The Partnership has recorded its exit charges at estimated fair value, with payments due in excess of one year from date of cessation being discounted at 9%. The exit costs recorded include various general and administrative expenses, future insurance costs and audit and tax fees. The exit costs recorded for the period from January 1, 2006 to September 6, 2006 was $1,180,429. The liability for these exit costs and other liabilities assumed by the general partner was $1,632,694 as of September 6, 2006.

III.  New Accounting Pronouncements
      -----------------------------

The Partnership ceased operations as of September 6, 2006. Therefore, new accounting pronouncements with an effective date subsequent to September 6, 2006 will not affect the Partnership.

Item 7. Management's Discussion and Analysis of Financial Condition and
        ---------------------------------------------------------------
        Results of Operations, continued
        --------------------------------

IV.  "Safe Harbor" Statement Under the Private Securities Litigation Reform Act
     --------------------------------------------------------------------------
     of 1995
     -------

The statements contained in this report which are not historical facts may be deemed to contain forward-looking statements with respect to events, the occurrence of which involve risks and uncertainties, and are subject to factors that could cause actual future results to differ both adversely and materially from currently anticipated results, including, without limitation; the level of lease originations; realization of residual values; customer credit risk; competition from other lessors, specialty finance lenders or banks; and the availability and cost of financing sources. Certain specific risks associated with particular aspects of the Partnership's business are discussed in detail throughout Parts I and II when and where applicable.


Item 7A.  Quantitative and Qualitative Disclosures About Market Risk
          ----------------------------------------------------------

The Partnership ceased operations as of September 6, 2006. Consequently, the Partnership has no market risk exposure.

Item 8.    Financial Statements and Supplementary Data
           -------------------------------------------

           Index to Financial Statements and
           Financial Statement Schedule


                                                                            Page
           Financial Statements                                           Number
           --------------------                                           ------

             Report of Independent Registered Public Accounting Firm          16

             Balance Sheets at September 6, 2006 and December 31, 2005        17

             Statements of Operations for the period from January 1, 2006 to
             September 6, 2006 and years ended December 31, 2005 and 2004     18

             Statements of Partners' Capital for the period from
             January 1, 2006 to September 6, 2006 and years ended
             December 31, 2005 and 2004                                       19

             Statements of Cash Flows for the period from January 1, 2006 to September 6, 2006 and years ended December 31, 2005
             and 2004                                                      20-21

             Notes to Financial Statements                                 22-30



           Financial Statement Schedule
           ----------------------------

             Report of Independent Registered Public Accounting Firm          31

             Schedule II - Valuation and Qualifying Accounts                  32

             Report of Independent Registered Public Accounting Firm
             -------------------------------------------------------




The Partners
Capital Preferred Yield Fund-IV, L.P.:

We have audited the accompanying balance sheets of Capital Preferred Yield Fund-IV, L.P. as of September 6, 2006 and December 31, 2005, and the related statements of operations, partners' capital, and cash flows for the period from January 1, 2006 to September 6, 2006 and each of the years in the two-year period ended December 31, 2005. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1 to the financial statements, the general partner approved a formal plan of liquidation on August 17, 2006, and the Partnership commenced liquidation shortly thereafter. As a result, the Partnership has changed its basis of accounting for periods subsequent to August 17, 2006 from the going-concern basis to a liquidation basis. The liquidation was completed by September 6, 2006.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Capital Preferred Yield Fund-IV, L.P. as of September 6, 2006 and December 31, 2005, and the results of its operations and its cash flows for the period from January 1, 2006 to September 6, 2006 and for each of the years in the two-year period ended December 31, 2005, in conformity with U.S. generally accepted accounting principles applied on the basis described in the preceding paragraph.


                                              /s/ KPMG LLP
                                              ------------
                                              KPMG LLP

Denver, Colorado
November 13, 2006


                      CAPITAL PREFERRED YIELD FUND-IV, L.P.

                                 BALANCE SHEETS
                     September 6, 2006 and December 31, 2005

                                     ASSETS

                                                                  2006           2005
                                                            -------------   -------------
Cash and cash equivalents                                   $          --   $   1,000,558
Accounts receivable, net of allowance for losses
    of $19,237 in 2005                                                 --          90,784
Prepaid insurance                                                                  25,177
Equipment held for sale                                                --         148,566
Net investment in direct finance leases                                --       1,198,399
Leased equipment, net                                                  --       7,419,059
                                                            -------------   -------------

    Total assets                                            $          --   $   9,882,543
                                                            =============   =============


                        LIABILITIES AND PARTNERS' CAPITAL

Liabilities:
    Accounts payable and accrued liabilities                $          --   $     449,101
    Payables to affiliates                                             --         250,429
    Distributions payable to partners                                  --         270,450
    Discounted lease rentals                                           --       4,472,322
                                                            -------------   -------------

    Total liabilities                                                  --       5,442,302
                                                            -------------   -------------

Partners' capital:
    General partner                                                    --              --
    Limited partners:
          Class A 500,000 units authorized; 481,590 units
             issued and outstanding in 2006 and 2005                   --       4,192,369
          Class B                                                      --         247,872
                                                            -------------   -------------

                  Total partners' capital                              --       4,440,241
                                                            -------------   -------------

                  Total liabilities and partners' capital   $          --   $   9,882,543
                                                            =============   =============



                 See accompanying notes to financial statements.



                      CAPITAL PREFERRED YIELD FUND-IV, L.P.
                            STATEMENTS OF OPERATIONS
          For the Period From January 1, 2006 to September 6, 2006 and
                     Years Ended December 31, 2005 and 2004




                                                      2006          2005          2004
                                                  -----------   -----------   -----------
Revenue:
    Operating lease rentals                       $ 3,197,053   $ 7,741,018   $11,311,474
    Direct finance lease income                        30,875       116,290       248,579
    Equipment sales margin                            320,617       561,582       586,719
    Interest income                                    29,441        11,446         6,833
    Gain on liquidation of lease portfolio          1,082,360            --            --
                                                  -----------   -----------   -----------

          Total revenue                             4,660,346     8,430,336    12,153,605
                                                  -----------   -----------   -----------

Expenses:
    Depreciation                                    1,930,816     5,155,423     8,264,058
    Management fees paid to general partner            76,538       179,974       266,858
    Direct services from general partner               85,068       142,490       327,146
    General and administrative                        338,932       469,211       456,658
    Interest on discounted lease rentals              149,910       490,045       969,149
    Remarketing sharing                                63,553       465,447            --
    Exit expense                                    1,180,429            --            --
    Provision for losses                              308,270       192,275       348,461
                                                  -----------   -----------   -----------

             Total expenses                         4,133,516     7,094,865    10,632,330
                                                  -----------   -----------   -----------

Net income                                        $   526,830   $ 1,335,471   $ 1,521,275
                                                  ===========   ===========   ===========


Net income allocated:
    To the general partner                        $    49,317   $    42,659   $    56,236
    To the Class A limited partners                   472,739     1,279,886     1,450,389
    To the Class B limited partner                      4,774        12,926        14,650
                                                  -----------   -----------   -----------

                                                  $   526,830   $ 1,335,471   $ 1,521,275
                                                  ===========   ===========   ===========


Net income per weighted average Class A limited
    partner unit outstanding                      $      0.98   $      2.66   $      3.00
                                                  ===========   ===========   ===========

Weighted average Class A limited partner
    units outstanding                                 481,590       481,666       482,680
                                                  ===========   ===========   ===========



                 See accompanying notes to financial statements.




                      CAPITAL PREFERRED YIELD FUND-IV, L.P.
                         STATEMENTS OF PARTNERS' CAPITAL
                   For the Period Ended September 6, 2006 and
                     Years Ended December 31, 2005 and 2004


                                                       Class A
                                                       Limited         Class A         Class B
                                       General         Partners        Limited         Limited
                                       Partner         Units           Partners        Partners        Total
                                       ------------    ------------    ------------    ------------    ------------

Partners' capital, December 31, 2003   $         --         484,461    $ 11,298,258    $    233,421    $ 11,531,679

Redemptions                                      --          (2,671)        (57,946)             --         (57,946)
Net income                                   56,236              --       1,450,389          14,650       1,521,275
Distributions declared to partners          (56,236)             --      (5,567,364)             --      (5,623,600)
                                       ------------    ------------    ------------    ------------    ------------
Partners' capital, December 31, 2004             --         481,790       7,123,337         248,071       7,371,408

Redemptions                                      --            (200)           (738)             --            (738)
Net income                                   42,659              --       1,279,886          12,926       1,335,471
Distributions declared to partners          (42,659)             --      (4,210,116)        (13,125)     (4,265,900)
                                       ------------    ------------    ------------    ------------    ------------
Partners' capital, December 31, 2005             --         481,590       4,192,369         247,872       4,440,241

Net income                                   49,317              --         472,739           4,774         526,830
Distributions declared to partners          (49,317)             --      (4,913,379)         (4,375)     (4,967,071)
Final allocation under partnership
    agreement                                    --              --         248,271        (248,271)             --
                                       ------------    ------------    ------------    ------------    ------------
Partners' capital, September 6, 2006   $         --         481,590    $         --    $         --    $         --
                                       ============    ============    ============    ============    ============





                See accompanying notes to financial statements.




                      CAPITAL PREFERRED YIELD FUND-IV, L.P.
                            STATEMENTS OF CASH FLOWS
          For the Period From January 1, 2006 to September 6, 2006 and
                     Years Ended December 31, 2005 and 2004


                                                                     2006           2005            2004
                                                                ------------    ------------    ------------
Cash flows from operating activities:
    Net income                                                  $    526,830    $  1,335,471    $  1,521,275
    Adjustments to reconcile net income to net cash
      provided by operating activities:
      Depreciation                                                 1,930,816       5,155,423       8,264,058
      Provision for losses                                           308,270         192,275         481,550
      Exit expenses                                                1,180,429              --              --
      Proceeds, net of gains on equipment sales                      777,742       1,386,533       1,809,286
      Proceeds, net of gains on sale of lease portfolio            2,843,128              --              --
      Recovery of investment in direct finance leases                659,614       1,132,464       2,148,602
      Other                                                               --              --          (8,747)


      Changes in assets and liabilities:
          (Increase) decrease in accounts receivable, net             59,228         (13,770)        120,992
          Increase in prepaid insurance                               25,177         (20,137)             --
          Increase (decrease) in accounts payable and accrued
               liabilities                                        (1,667,061)         28,552        (409,865)
          Increase (decrease) in payables to affiliates             (250,429)        133,859         (49,673)
          Increase (decrease) in rents received in advance                --          (7,129)        (30,467)
                                                                ------------    ------------    ------------
Net cash provided by operating activities                          6,393,744       9,323,541      13,847,011
                                                                ------------    ------------    ------------


Cash flows from financing activities:
    Principal payments on discounted lease rentals                (2,194,312)     (5,058,580)     (7,992,166)
    Redemptions of Class A limited partner units                          --            (738)        (57,946)
    Distributions to partners                                     (5,199,990)     (4,472,402)     (5,408,283)
                                                                ------------    ------------    ------------
Net cash used in financing activities                             (7,394,302)     (9,531,720)    (13,458,395)
                                                                ------------    ------------    ------------


Net decrease in cash and cash equivalents                         (1,000,558)       (208,179)        388,616
Cash and cash equivalents at beginning of year                     1,000,558       1,208,737         820,121
                                                                ------------    ------------    ------------

Cash and cash equivalents at end of year                        $         --    $  1,000,558    $  1,208,737
                                                                ============    ============    ============




                 See accompanying notes to financial statements.




                      CAPITAL PREFERRED YIELD FUND-IV, L.P.
                            STATEMENTS OF CASH FLOWS
          For the Period From January 1, 2006 to September 6, 2006 and
                     Years Ended December 31, 2005 and 2004

                                                                      2006       2005       2004
                                                                    --------   --------   --------
Supplemental disclosure of cash flow information:
    Interest paid on discounted lease rentals                       $149,910   $490,045   $969,149

Supplemental disclosure of noncash investing and
     financing activities:
     Discounted lease rental obligation relieved related to
         early termination of leases                                $     --   $ 14,777   $     --
     Payment of general partner and Class B partner distributions
         through assumption of liability by general partner         $ 37,531   $     --   $     --








                 See accompanying notes to financial statements.

                      CAPITAL PREFERRED YIELD FUND-IV, L.P.

                          NOTES TO FINANCIAL STATEMENTS

1.   Organization and Summary of Significant Accounting Policies
     -----------------------------------------------------------

     a)   Organization

     Capital Preferred Yield Fund-IV, L.P. (the "Partnership") was organized on December 18, 1995 as a limited partnership under the laws of the State of Delaware pursuant to an Agreement of Limited Partnership (the "Partnership Agreement"). The Partnership was formed for the purpose of acquiring and leasing a diversified portfolio of equipment to unaffiliated third parties. The general partner of the Partnership is CAI Equipment Leasing IV Corp., a wholly owned subsidiary of Mishawaka Leasing Company, Inc. ("MLC").

     The general partner manages the Partnership, including investment of funds, purchase and sale of equipment, lease negotiation and other administrative duties. The Partnership initially sold 500,000 Class A limited partner units to 2,345 investors at a price of $100 per Class A limited partner unit.

     MLC is the Class B limited partner. The Class B limited partner contributed cash, upon acquisition of equipment, in an amount equal to 1% of gross offering proceeds received from the sale of Class A limited partner units.

     On August 17, 2006, the general partner approved a formal plan of liquidation. On September 6, 2006, the Partnership liquidated its remaining net assets and distributed the related proceeds to the Class A limited partners in accordance with the formal plan of liquidation and ceased operation.

     All the remaining liabilities of the Partnership at the time of liquidation, including all related exit activities, were assumed by the general partner and totaled $1,632,694. The Partnership advanced an equivalent amount of funds to the general partner to fund these obligations. The liabilities assumed by the general partner included various general and administrative expenses, future insurance costs and audit and tax fees. Any excess or deficiency in cash to settle these assumed liabilities will stay with the general partner or will be the responsibility of the general partner, respectively.

     In July 2006, the Partnership sold approximately 86% of its lease portfolio, including the assumption of related discounted lease rentals, to a third party. The proceeds received on this sale were approximately $3,223,000 and resulted in a gain of approximately $870,400.

     In August 2006, the Partnership sold the remaining 14% of its lease portfolio, including the assumption of related discounted lease rentals, to the general partner. The proceeds received on this sale were approximately $702,000 and resulted in a gain of approximately $212,000.

     The combined proceeds from these two sales were in excess of offers received from other third parties.

                      CAPITAL PREFERRED YIELD FUND-IV, L.P.

1.   Organization and Summary of Significant Accounting Policies, continued
     ----------------------------------------------------------------------

     The gain on sale of the Partnership lease portfolio for the period from January 1, 2006 to September 6, 2006 consists of the following:


     Cash received on sale of lease portfolio               $ 3,925,488
     Net book value of assets sold, including
       assumption of discounted lease rentals                (2,843,128)
                                                            -----------
     Gain on sale of lease portfolio                        $ 1,082,360
                                                            ===========

b)   Basis of Accounting and Use of Estimates

     On August 17, 2006, the general partner approved a formal plan of liquidation and the Partnership commenced liquidation shortly thereafter. As a result, the Partnership has changed its basis of accounting for periods subsequent to August 17, 2006 from the going-concern basis to a liquidation basis. As the liquidation commenced and ended within a 30 day period ending in September 2006, a statement of net assets in liquidation and the related statement of changes in net assets in liquidation has not been presented.

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. For leasing entities, this includes the estimate of residual values and impairment, as discussed below. Actual results could differ from those estimates.

c)   Partnership Allocations

     Cash Distributions
     ------------------

     During the Reinvestment Period (as defined in the Partnership Agreement), available cash is distributed to the partners as follows:

          First, 1.0% to the general partner and 99.0% to the Class A limited partners until the Class A limited partners receive annual, non-compounded cumulative distributions equal to 10.5% of their contributed capital.

          Second, 1.0% to the general partner and 99.0% to the Class B limited partner until the Class B limited partner receives annual non-compounded cumulative distributions equal to 10.5% of its contributed capital.

          Third, any remaining available cash will be reinvested or distributed to the partners as specified in the Partnership Agreement.

                      CAPITAL PREFERRED YIELD FUND-IV, L.P.

1.   Organization and Summary of Significant Accounting Policies, continued
     ----------------------------------------------------------------------

     After the Reinvestment Period (as defined in the Partnership Agreement), available cash will be distributed to the partners as follows:

          First, in accordance with the first and second allocations during the Reinvestment Period as described above.

          Second, 99.0% to the Class A limited partners and 1.0% to the general partner, until the Class A limited partners achieve Payout (as defined in the Partnership Agreement).

          Third, 99.0% to the Class B limited partner, 1.0% to the general partner, until the Class B limited partner achieves Payout (as defined in the Partnership Agreement).

          Fourth, 99.0% to the Class A and Class B limited partners (as a class) and 1.0% to the general partner, until the Class A and Class B limited partners receive cash distributions equal to 170% of their capital contributions.

          Thereafter, 90% to the Class A and Class B limited partners (as a class) and 10% to the general partner.

     Upon liquidation of the Partnership, the proceeds are distributed to all partners, on a pari passu basis, in proportion to the positive balance in their capital accounts at the time of such distribution.

     Federal Income Tax Basis Profits and Losses
     -------------------------------------------

     There are several special allocations that precede the general allocations of profits and losses to the partners. The most significant special allocations are as follows:

     First, commissions and expenses paid in connection with the sale of Class A limited partner units are allocated 1.0% to the general partner and 99.0% to the Class A limited partners.

     Second, depreciation relating to Partnership equipment and any losses resulting from the sale of equipment are generally allocated 1.0% to the general partner and 99.0% to the limited partners (shared 99.0%/1.0% by the Class A and Class B limited partners, respectively) until the cumulative amount of such depreciation and such losses allocated to each limited partner equals such limited partner's contributed capital reduced by commissions and other expenses paid in connection with the sale of Class A limited partner units allocated to such partner. Thereafter, gain on sale of equipment, if any, will be allocated to the general partner in an amount equal to the sum of depreciation and loss on sale of equipment previously allocated to the general partner.


     Third, notwithstanding anything in the Partnership Agreement to the contrary, and before any other allocation is made, items of income and gain for the current year (or period) shall be allocated, as quickly

                      CAPITAL PREFERRED YIELD FUND-IV, L.P.

1.   Organization and Summary of Significant Accounting Policies, continued
     ----------------------------------------------------------------------

     as possible, to the general partner to the extent of any deficit balance existing in the general partner's capital account as of the close of the immediately preceding year, in order to restore the balance in the general partner's capital account to zero.

     After giving effect to special allocations, profits (as defined in the Partnership Agreement) are first allocated in proportion to, and to the extent of, any previous losses, in reverse chronological order and priority. Any remaining profits are allocated in the same order and priority as cash distributions.

     After giving effect to special allocations, losses (as defined in the Partnership Agreement) are allocated in proportion to, and to the extent of, any previous profits, in reverse chronological order and priority. Any remaining losses are allocated 1.0% to the general partner and 99.0% to the limited partners (shared 99.0%/1.0% by the Class A and Class B limited partners, respectively).

     Financial Reporting - Profits and Losses
     ----------------------------------------

     For financial reporting purposes, net income (loss) is allocated to the partners in a manner generally consistent with the allocation of cash distributions. Differences between the allocation of net income (loss) and cash distributions are considered in the final allocation under the Partnership agreement. For the period from January 1, 2006 to September 6, 2006, there was a final allocation adjustment of $248,271 between Class A and Class B partners' capital balances.

     d)   Long-Lived Assets

     In accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", long-lived assets, such as property, plant, and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of are separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposal group classified as held for sale are presented separately in the appropriate asset and liability sections of the balance sheet

     e)   Lease Accounting

     Statement of Financial Accounting Standards No. 13, "Accounting for Leases", requires that a lessor account for each lease by the direct finance, sales-type or operating lease method. The Partnership currently utilizes the direct financing and operating methods for all of the Partnership's equipment under lease. Direct finance leases are defined as those leases that transfer substantially all of the benefits and risks of ownership of the equipment to the lessee. For all types of leases, the determination of profit considers the estimated value of the equipment at lease termination, referred to as the residual value. After the inception of a lease, the Partnership may engage in financing of lease receivables on a nonrecourse basis (i.e., "nonrecourse debt" or "discounted lease rentals") and/or equipment sale transactions to reduce

                      CAPITAL PREFERRED YIELD FUND-IV, L.P.

1.   Organization and Summary of Significant Accounting Policies, continued
     ----------------------------------------------------------------------

     or recover its investment in the equipment.

     The Partnership's accounting methods and their financial reporting effects are described below.


     f)   Net Investment in Direct Finance Leases ("DFLs")

     The cost of the equipment, including acquisition fees paid to the general partner, is recorded as net investment in DFLs on the accompanying balance sheets. Leasing revenue, which is recognized over the term of the lease, consists of the excess of lease payments plus the estimated residual value over the equipment's cost. Earned income is recognized monthly to provide a constant yield and is recorded as direct finance lease income on the accompanying statements of operations. Residual values are established at lease inception equal to the estimated value to be received from the equipment following termination of the initial lease as determined by the general partner. In estimating such values, the general partner considers all relevant information regarding the equipment and the lessee.

     g)   Equipment on Operating Leases ("OLs")

     The cost of equipment, including acquisition fees paid to the general partner, is recorded as leased equipment in the accompanying balance sheets and is depreciated on a straight-line basis over the lease term to an amount equal to the estimated residual value at the lease termination date. Leasing revenue consists principally of monthly rents and is recognized as operating lease rentals in the accompanying statements of operations. Residual values are established at lease inception equal to the estimated value to be received from the equipment following termination of the initial lease as determined by the general partner. In estimating such values, the general partner considers all relevant information and circumstances regarding the equipment and the lessee. Because revenue, depreciation expense and the resultant profit margin before interest expense are recorded on a straight-line basis, and interest expense on discounted lease rentals (discussed below) is recorded on the interest method, lower returns are realized in the early years of the term of an OL and higher returns in later years.

     h)   Nonrecourse Discounting of Future Lease Rentals

     The Partnership may assign the future lease rentals to financial institutions, or acquire leases subject to such assignments, at fixed interest rates on a nonrecourse basis. In return for such assigned future rentals, the Partnership receives the discounted value of the rentals in cash. In the event of default by a lessee, the financial institution has a first lien on the underlying leased equipment, with no further recourse against the Partnership. Cash proceeds from such financings, or the assumption of such financings, are recorded as discounted lease rentals on the accompanying balance sheets. As lessees make payments to financial institutions, leasing revenue and interest expense are recorded.

     i)   Transactions Subsequent to Initial Lease Termination

     After the initial term of equipment under lease expires, the equipment is either sold or re-leased to the existing lessee or another third party. The remaining net book value of equipment sold is removed and

                      CAPITAL PREFERRED YIELD FUND-IV, L.P.

1.   Organization and Summary of Significant Accounting Policies, continued
     ----------------------------------------------------------------------

     gain or loss recorded when equipment is sold. The accounting for re-leased equipment is consistent with the accounting described under "Net Investment in Direct Finance Leases" and "Equipment on Operating Leases" discussed above.

     j)   Income Taxes

     No provision for income taxes has been made in the financial statements because taxable income or loss is recorded in the tax return of the individual partners. The tax basis of the Partnership's assets and liabilities were approximately $0 and $7,367,000 as of September 6, 2006 and December 31, 2005, respectively.

     k)   Cash Equivalents

     The Partnership considers short-term, highly liquid investments that are readily convertible to known amounts of cash to be cash equivalents. Cash equivalents of approximately $629,000 at December 31, 2005 are comprised of investments in a mutual fund which invests solely in U.S. Government treasury bills having maturities of 90 days or less.

     l)   Equipment Held for Sale

     Equipment held for sale, recorded at the lower of cost or market value expected to be realized, consists of equipment previously leased to end users which has been returned to the Partnership following lease expiration.

     m)   Equipment Sales Margin

          Equipment sales margin from remarketing consists of the following:

                                           Period from
                                         January 1, 2006           Years Ended
                                         to September 6,          December 31,
                                         ---------------    --------------------------
                                               2006            2005           2004
                                         ---------------    -----------    -----------
     Equipment sales revenue             $     1,098,359    $ 2,057,340    $ 2,536,973
     Net book value of equipment sales          (777,742)    (1,495,758)    (1,950,254)
                                         ---------------    -----------    -----------
      Equipment sales margin             $       320,617    $   561,582    $   586,719
                                         ===============    ===========    ===========


     n)   Net Income (Loss) Per Class A Limited Partner Unit

          Net income (loss) per Class A limited partner unit is computed by dividing the net income (loss) allocated to the Class A limited partners by the weighted average number of Class A limited partner units outstanding during the period.

                      CAPITAL PREFERRED YIELD FUND-IV, L.P.

1.   Organization and Summary of Significant Accounting Policies, continued
     ----------------------------------------------------------------------

     o)   Costs of Exit or Disposal Activities

          As discussed in note 1, the Partnership has recorded charges for exit activities related to the cessation of the Partnership. The Partnership has recorded its exit charges at estimated fair value, with payments due in excess of one year from date of cessation being discounted at 9%. The exit costs recorded include various general and administrative expenses, future insurance costs and audit and tax fees. The exit costs recorded for the period from January 1, 2006 to September 6, 2006 was $1,180,429. The liability for these exit costs and other liabilities assumed by the general partner was $1,632,694 as of September 6, 2006.

2.   Net Investment in Direct Finance Leases
     ---------------------------------------

     The components of the net investment in direct finance leases as of December 31, 2005 were:


     Minimum lease payments receivable                         $   938,897
     Estimated residual values                                     295,362
     Unearned income                                               (35,860)
                                                               -----------
            Total                                              $ 1,198,399
                                                               ===========

3.   Leased Equipment, net
     ---------------------

     The Partnership's investment in equipment on operating leases by major classes as of December 31, 2005 was:


     Transportation and industrial equipment                  $ 20,814,904
     Computers and peripherals                                     884,504
     Office furniture and equipment                                649,818
     Other                                                       3,842,251
                                                              ------------
                                                                26,191,477
     Accumulated depreciation                                  (18,772,418)
                                                              ------------
                                                              $  7,419,059
                                                              ============

     Depreciation expense for 2006, 2005 and 2004 was $1,930,816, $5,155,423 and
     $8,264,058, respectively.

4.   Transactions With the General Partner and Affiliates
     ----------------------------------------------------

     Management Fees Paid to General Partner
     ---------------------------------------

     The general partner earned management fees for services performed in connection with managing the Partnership's equipment equal to 2% of gross rentals received as permitted under terms of the Partnership

                      CAPITAL PREFERRED YIELD FUND-IV, L.P.

4.   Transactions With the General Partner and Affiliates, continued

     Agreement. The general partner earned approximately $76,500, $180,000, and $267,000 during 2006, 2005 and 2004, respectively.

     Direct Services from General Partner
     ------------------------------------

     The general partner and its affiliates provide accounting, investor relations, billing, collecting, asset management, and other administrative services to the Partnership. The Partnership reimburses the general partner for these services performed on its behalf as permitted under the terms of the Partnership Agreement. The Partnership recorded approximately $85,000, $142,500, and $327,000 of direct services from the general partner during 2006, 2005 and 2004, respectively.

     Payables to Affiliates
     ----------------------

     Payables to affiliates of approximately $250,500 at December 31, 2005 consisted of $11,000 for direct services from the general partner, $13,000 for management fees to the general partner, and $226,500 for reimbursable general and administrative expenses.

     Sale of Assets to General Partner
     ---------------------------------

     In August 2006, the Partnership sold the remaining 14% of its lease portfolio not sold to a third party, including the assumption of related discounted lease rentals, to the genera partner. The proceeds received on this sale were approximately $702,000 and resulted in a gain of approximately $212,000.

     Assumption of Liabilities by General Partner
     --------------------------------------------

     All the remaining liabilities of the Partnership at the time of liquidation, including all related exit activities, were assumed by the general partner and totaled $1,632,694. The Partnership advanced an equivalent amount of funds to the general partner to fund these obligations. The liabilities assumed by the general partner included various general and administrative expenses, future insurance costs and audit and tax fees. Any excess or deficiency in cash to settle these assumed liabilities will stay with the general partner or will be the responsibility of the general partner, respectively.

5.   Remarketing Agreement
     ---------------------

     The Partnership entered into remarketing agreements with an unaffiliated third party, whereby that party provided remarketing services to the Partnership in exchange for profit sharing once the Partnership had reached certain thresholds, usually relating to rents received on re-marketed or sold equipment after the expiration of the initial lease term. During the year ended December 31, 2005, the Partnership reached its first threshold and was required to begin paying profit sharing payments on the remarketing agreements. The profit sharing payments incurred during the period from January 1, 2006 to September 6, 2006 and the years ended December 31, 2005 and 2004 were $63,553 and $465,447, respectively, and are recorded in the accompanying statements of operations as remarketing sharing.

                      CAPITAL PREFERRED YIELD FUND-IV, L.P.

6.   Concentration of Credit Risk
     ----------------------------

     The majority of the Partnership's total equipment under lease was leased to investment grade companies. Pursuant to the Partnership Agreement, an investment grade lessee is a company (i) with a net worth in excess of $100,000,000 (and no debt issues that are rated), or (ii) with a credit rating of not less than Baa as determined by Moody's Investor Services, Inc. or comparable credit rating as determined by another recognized credit rating service; or (iii) a lessee, all of whose lease payments have been unconditionally guaranteed or supported by a letter of credit issued by a company meeting one of the above requirements. The Partnership limits its credit risk through selective use of nonrecourse debt financing of future lease rentals, as described above.

     The Partnership leased equipment to a significant number of lessees. One lessee accounted for approximately 32% of total revenue in the period from January 1, 2006 to September 30, 2006, 25% of total revenue during 2005 and 20% of total revenue during 2004.

     The Partnership's cash balance was maintained with a high credit quality financial institution. At times, such balances may have been in excess of the FDIC insurance limit due to the receipt of lockbox amounts that had not cleared the presentment bank (generally for less than two days). As the funds became available, they were invested in a money market mutual fund.

             Report of Independent Registered Pubic Accounting Firm
             ------------------------------------------------------



The Partners
Capital Preferred Yield Fund-IV, L.P.:

Under date of November 13, 2006, we reported on the balance sheets of Capital Preferred Yield Fund-IV, L.P. as of September 6, 2006 and December 31, 2005, and the related statements of operations, partners' capital, and cash flows for the period from January 1, 2006 to September 6, 2006 and each of the years in the two-year period ended December 31, 2005 which are included in this report on Form 8-K. In connection with our audits of the aforementioned financial statements, we also audited the related financial statement Schedule II - Valuation and Qualifying Accounts. This financial statement schedule is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits.

As described in Note 1 to the financial statements, the general partner approved a formal plan of liquidation on August 17, 2006, and the Partnership commenced liquidation shortly thereafter. As a result, the Partnership has changed its basis of accounting for periods subsequent to August 17, 2006 from the going-concern basis to a liquidation basis. The liquidation was completed by September 6, 2006.

In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

                                               /s/ KPMG LLP
                                               ------------
                                               KPMG LLP

Denver, Colorado
November 13, 2006




                      CAPITAL PREFERRED YIELD FUND-IV, L.P.
                 SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
          For the Period From January 1, 2006 to September 6, 2006 and
                     Years Ended December 31, 2005and 2004


COLUMN A                         COLUMN B      COLUMN C              COLUMN D          COLUMN E
--------                        ----------     --------              --------          --------
                                Balance at     Additions                                Balance
                                 Beginning   Charged (Reversed) to                       at End
Classification                  of Period       Expenses             Deductions(1)    of Period
--------------                  ----------    --------------------   -------------    ---------

      2006

Allowance for losses:
     Accounts receivable         $19,237      $          --          $       19,237    $      --

      2005

Allowance for losses:
  Accounts receivable            $22,019      $         300          $        3,082    $  19,237

      2004

Allowance for losses:
  Accounts receivable            $16,607      $       10,353         $        4,941    $  22,019







(1) Including charge-offs against the established allowances and reduction due to sale of assets in accordance with the liquidation plan in September 2006




    See accompanying report of independent registered public accounting firm

Item 9.  Changes in and Disagreements with Accountants on Accounting and
         ---------------------------------------------------------------
         Financial Disclosure
         ---------------------
None.

Item 9a. Controls and Procedures
         -----------------------

Within 90 days prior to the date of this annual report, an evaluation was performed under the supervision and with the participation of the general partner's management, including the President and Director, and the Principal Financial Officer, of the effectiveness of the design and operation of the Partnership's disclosure controls and procedures. Based on that evaluation, the general partner's management, including the President and Director, and the Principal Financial Officer, concluded that the Partnership's disclosure controls and procedures are effective in timely alerting them to material information relating to the Partnership required to be included in the Partnership's periodic SEC reports. There have been no significant changes in the Partnership's internal controls or in other factors that could significantly affect internal controls subsequent to the date of their evaluation.

Item 9B.  Other Information
          -----------------

No Form 8-Ks were filed during the period from January 1, 2006 to September 6, 2006.


Item 10. Directors and Executive Officers of the Partnership
         ---------------------------------------------------

The Partnership has no officers and directors. The general partner manages and controls the affairs of the Partnership and has general responsibility and authority in all matters affecting its business. Information concerning the directors and executive officers of the general partner is as follows:

                      CAI Equipment Leasing IV Corporation

                      Name                  Positions Held
                      ----                  --------------

              John F. Olmstead              President and Director
              Mary M. Ebele                 Principal Financial Officer

John F. Olmstead, age 62, is President of Mishawaka Leasing Co., Inc. since its formation in September 2000. He was Senior Vice President of CAI from December 1988 until June 2000. He has served as Chairman of the Board for Neo-kam Industries, Inc., Matchless Metal Polish Company, Inc. and ACL, Inc. since 1983. He has over 30 years of experience holding various positions of responsibility in the leasing industry. Mr. Olmstead holds a Bachelor of Science degree from Indiana University and a Juris Doctorate degree from Indiana Law School.

Mary M. Ebele, age 44, has been with Mishawaka Leasing Co. as a Lease Accountant since its formation in September 2000. She worked in a similar capacity at CAI from August 1999 until November 2000. She assumed the position of Principal Financial Officer in December 2005. She holds a Bachelor of Arts degree from the State University of New York at Potsdam and is currently pursuing a second degree from Metro State College in Denver, Colorado.

Item 11.  Executive Compensation
          ----------------------

No compensation was paid by the Partnership to any officers or directors of the general partner. See Item 13 of this Report, "Certain Relationships and Related Transactions" for a description of the compensation and fees paid to the general partner and its affiliates by the Partnership during 2006.

Item 12. Security Ownership of Certain Beneficial Owners and Management
         --------------------------------------------------------------

(a) As of the date hereof, no person is known by the Partnership to be the beneficial owner of more than 5% of the Class A limited partner units of the Partnership. The Partnership has no directors or officers, and neither the general partner nor the Class B limited partner of the Partnership own any Class A limited partner units.


     MLC is the Class B limited partner.

     CAI Equipment Leasing V Corp. is the general partner.

     The names and addresses of the general partner and the Class B limited partner are as follows:

     General Partner
     ---------------

     CAI Equipment Leasing V Corp.
     7901 Southpark Plaza
     107
     Littleton, Colorado 80120

     Class B Limited Partner
     -----------------------

     Mishawaka Leasing Company, Inc.
     7901 Southpark Plaza
     107
     Littleton, Colorado 80120

(b) No directors or officers of the general partner or the Class B limited partner owned any Class A limited partner units as of September 6, 2006.

(c) The Partnership knows of no arrangements, the operation of which may at a subsequent date result in a change in control of the Partnership.

Item 13.   Certain Relationships and Related Transactions
           ----------------------------------------------

The general partner and its affiliates receive certain types of compensation, fees or other distributions in connection with the operations of the Partnership.

Following is a summary of the amounts paid or payable to the general partner and its affiliates during 2006:

Management Fees
---------------

The general partner earns management fees as compensation for services rendered in connection with managing the Partnership's equipment equal to 2% of gross rentals received. Such fees totaled $76,538 for 2006 and $179,974 for 2005.

Accountable General and Administrative Expenses
-----------------------------------------------

The general partner is entitled to reimbursement of certain expenses paid on behalf of the Partnership that are incurred in connection with the Partnership's operations. Such reimbursable expenses totaled $85,068 for 2006 and $142,490 during 2005.

Additionally, the general partner is allocated 1% of Partnership cash distributions and net income relating to its general partner interest in the Partnership. Distributions and net income allocated to the general partner totaled $49,317 for 2006 and $42,659 for 2005. Net income allocated to the Class B limited partner totaled $4,774 during 2006 and $12,926 during 2005.

Sale of Assets to General Partner
---------------------------------

In August 2006, the Partnership sold the remaining 14% of its lease portfolio, including the assumption of related discounted lease rentals, to the general partner. The proceeds received on this sale were approximately $702,000 and resulted in a gain of approximately $212,000.

All the remaining liabilities of the Partnership at the time of the liquidation, including all related exit activities, were assumed by the general partner and totaled $1,632,694. The Partnership advanced an equivalent amount of funds to the general partner to fund these obligations. The liabilities assumed by the general partner included various general and administrative expenses, future insurance costs and audit and tax fees. Any excess or deficiency in cash to settle these assumed liabilities will stay with the general partner or will be the responsibility of the general partner, respectively.

Item 14.    Principal Accounting Fees and Services
            --------------------------------------

Fees paid to the principal accountant for the audit of the annual financial statements and review of financial statements included in Form 10-Q totaled $113,000 in 2006 and $81,000 in 2005.

Fees paid to the principal accountant for tax compliance, tax advice, and tax planning totaled $57,326 in 2006 and $47,548 in 2005.

Item 15. Exhibits, Financial Statement Schedules and Reports on Form 8-K
         ---------------------------------------------------------------

     (a)
     and
     (d)  The following documents are filed as part of this Report:

     1. Financial Statements: (Incorporated by reference to Item 8 of this Report, "Financial Statements and Supplementary Data").

     2. Financial Statement Schedule: (Incorporated by reference to Item 8 of this Report, "Financial Statements and Supplementary Data").

     (b) The Partnership is filing this report on Form 8-K during the quarter ended September 30, 2006.

     (c)  Exhibits required to be filed.

          Exhibit                            Exhibit
          Number                              Name
          ------                              ----

            4.1*     Capital Preferred Yield Fund-IV Limited Partnership
                     Agreement

            4.2* First Amendment to Limited Partnership Agreement dated November 23, 1996

            4.3* Amended and Restated Agreement of Limited Partnership of Capital Preferred Yield Fund-IV, L.P.

           31.1      Sarbanes Oxley Section 302 Certification

           31.2      Sarbanes Oxley Section 302 Certification

           32.1      Sarbanes Oxley Section 906 Certification

           32.2      Sarbanes Oxley Section 906 Certification


     * Not filed herewith. In accordance with Rule 12b-32 of the General Rules and Regulations under the Securities Exchange Act of 1934, reference is made to the document previously filed with the Commission.

                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Partnership has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:    November 13, 2006          Capital Preferred Yield Fund-IV, L.P.

                                     By:   CAI Equipment Leasing V Corporation

                                     By:   /s/John F. Olmstead
                                           -----------------------------------
                                           John F. Olmstead
                                           President and Director



Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the general partner of the Partnership and in the capacities indicated on November 13, 2006.

Signature                                Title
---------                                -----

/s/John F. Olmstead
-------------------
John F. Olmstead                    President and Director








                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Partnership has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  November 13, 2006                 Capital Preferred Yield Fund-IV, L.P.

                                     By:  CAI Equipment Leasing V Corporation

                                     By:  /s/ Mary M. Ebele
                                          ------------------------------------
                                          Mary M. Ebele
                                          Principal Financial Officer


Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the general partner of the Partnership and in the capacities indicated on November 13, 2006.

Signature                             Title
---------                             -----

/s/ Mary M. Ebele
-----------------
Mary M. Ebele                  Principal Financial Officer